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                                                                       EXHIBIT 5

               [Letterhead of American International Group, Inc.]

                                               May 26, 2004


American International Group, Inc.
70 Pine Street
New York, New York 10270

Ladies and Gentlemen:

      In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 100,000 shares (the "Securities") of Common Stock, par value $2.50 per share (the "Common Stock"), of American International Group, Inc., a Delaware corporation (the "Company"), I, as Senior Vice President and Deputy General Counsel of the Company, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

      Upon the basis of such examination, I advise you that, in my opinion, with respect the Securities to be acquired under the American International Group, Inc. Director Stock Plan (the "Plan"), when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act and the Securities are duly issued and delivered in accordance with the terms of the Plan, the Securities will be validly issued, fully paid and non-assessable.

      The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

      With your approval, I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible, and I have assumed that the certificates for the Securities will conform to the specimen thereof examined by me and will be duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock, and that the signatures on all documents examined by me are genuine, assumptions that I have not independently verified.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                   Very truly yours,


                                   /s/ Kathleen E. Shannon
                                   -------------------------
                                   Kathleen E. Shannon
                                   Senior Vice President and
                                   Deputy General Counsel